Exhibit 99.1

FOR IMMEDIATE RELEASE

Sachem Capital Corp. Announces Filing of SPAC Registration Statement

by Sachem Acquisition Corp.

Branford, Connecticut, July 14, 2021 -- Sachem Capital Corp. (NYSE American: SACH) today announced that Sachem Acquisition Corp. (“SAC”), a Maryland corporation organized as a special purpose acquisition company, filed a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (“SEC”) in connection with a proposed initial public offering of its units. Sachem Capital Corp. currently owns 100% of SAC through a subsidiary limited liability company. While SAC is not limited in terms of seeking acquisition targets, it intends to focus on businesses within the real estate sector, including real estate finance and real property ownership and management.

SAC will offer up to 5,750,000 units (including 750,000 units covered by the underwriter’s overallotment option) at a price of $10.00 per unit, or $50 million in the aggregate ($57.5 million if the underwriter’s overallotment option is exercised in full.) Each unit will include one share of SAC Class A common stock and one-half of a redeemable warrant. Only whole warrants are exercisable. Each warrant will entitle the holder thereof to purchase one share of SAC Class A common stock at a price of $11.50 per share. SAC is expected to apply to list the units on The Nasdaq Stock Market under the symbol “SCEMU”. Upon consummation of the offering, Sachem Capital Corp. is expected to own approximately 19% of SAC's issued and outstanding common, EF Hutton, division of Benchmark Investments, LLC, the sole book-running manager for the offering (or an affiliate thereof) is expected to own approximately 1.6% and the public investors are expected to own approximately 79.4%. SAC will be managed by Sachem Capital Corp.'s management team.

EF Hutton, division of Benchmark Investments, LLC, is acting as sole book-running manager for the offering. SAC has granted the underwriter a 45-day option from the date of the final prospectus to purchase up to an additional 750,000 units to cover overallotments, if any.

The proposed offering will be made by means of a prospectus, which will form part of the Registration Statement. Copies of the preliminary prospectus relating to the offering may be obtained, when available, for free by visiting the EDGAR portal on the SEC's website at www.sec.gov. Alternatively, copies of the preliminary prospectus, when available may be obtained by sending a written request to EF Hutton, division of Benchmark Investments, LLC, 590 Madison Avenue, 39th Floor, New York, NY, 10022, Attention: Syndicate Department, or by emailing a request to syndicate@efhuttongroup.com or by calling (212) 404-7002. Before investing in this offering, interested parties should read the entire prospectus, which provides more information about SAC and the offering.

The Registration Statement relating to the securities of SAC has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Sachem Capital Corp.

Sachem Capital Corp. specializes in originating, underwriting, funding, servicing, and managing a portfolio of first mortgage loans. It offers short-term (i.e., three years or less) secured, non-banking loans (sometimes referred to as “hard money” loans) to real estate investors to fund their acquisition, renovation, development, rehabilitation or improvement of real estate assets. Each loan is secured by a first mortgage lien on real estate. The company believes that it qualifies as a real estate investment trust (REIT) for federal income tax purposes and has elected to be taxed as a REIT beginning with its 2017 tax year.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of SAC and of Sachem Capital Corp., including those set forth in the “Risk Factors” section of the Registration Statement filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. Neither SAC nor Sachem Capital Corp. undertakes any obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor & Media Contact:

Crescendo Communications, LLC

Email: sach@crescendo-ir.com

Tel: (212) 671-1021

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